Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO PROVIDES PRELIMINARY SECOND QUARTER

OPERATING RESULTS AND UPDATED FULL YEAR

OUTLOOK GIVEN UNPRECEDENTED INFLATION

Second Quarter Earnings Scheduled for Tuesday, August 2, 2022

CAMP HILL, Pa. – (July 15, 2022) – Harsco Corporation (NYSE: HSC) today provided an update on its expected financial results for the second quarter and outlook for the full-year 2022.

Second Quarter Results and Improvement Plan

For the second quarter, the Company currently expects a U.S. GAAP operating loss from continuing operations of between $95 million and $97 million including a non-cash goodwill impairment charge estimated at approximately $100 million and Adjusted EBITDA within a range of $47.5 million to $50.0 million.

Operational execution in Harsco Environmental (HE) was positive in the quarter and the business experienced sequential earnings growth, however HE second quarter results are expected to be at the lower-end of prior implied guidance due to unfavorable foreign exchange translation impacts.

Meanwhile, Clean Earth (CE) Adjusted EBITDA for the second quarter is expected to be approximately $5 million, or approximately $12 million below the mid-point of prior implied guidance. In the quarter, Clean Earth experienced unprecedented, additional cost inflation on third-party transportation, other logistics and disposal services.

To mitigate the impacts of these incremental external challenges, CE recently implemented a number of additional actions to restore margins and boost second-half performance. These actions include commercial pricing initiatives, in addition to those executed directly following the first quarter. In addition, the Company is implementing a cost reduction program along with efficiency initiatives focused on reducing transportation, procurement, and container expenditures. Overall, these incremental actions are expected to deliver second-half 2022 benefits of more than $30 million. Successfully capturing these improvements is expected to strengthen margins in the coming quarters, with the Company committed to a longer-term CE EBITDA margin target of 15 percent.

Clean Earth Non-Cash Goodwill Impairment

Due to lower earnings expectations and higher discount rates, Harsco expects to record a non-cash goodwill impairment charge for Clean Earth in the second quarter. The goodwill impairment is currently anticipated to be approximately $100 million. This amount will be finalized before the filing of the Company’s second quarter 10-Q and note that the Adjusted EBITDA details above do not reflect this charge.

Full Year 2022

As a result of these factors, Harsco is now expecting a 2022 U.S. GAAP operating loss from continuing operations of between $51 million and $61 million including a non-cash goodwill impairment charge of approximately $100 million and Adjusted EBITDA within a range of $210 to $220 million, compared with Adjusted EBITDA of $250 to $265 million previously.

Harsco Environmental is anticipated to see year-over-year growth in the second-half 2022 Adjusted EBITDA, despite foreign exchange translation headwinds versus prior guidance and some sequential weakness in steel customer volumes, particularly in Europe. And for the full-year, HE Adjusted EBITDA is now expected to be within a range of $208 million to $214 million.

Meanwhile, Clean Earth’s 2022 Adjusted EBITDA is now anticipated to be between $40 million and $44 million. The above-mentioned actions are expected to drive profit and margin improvements in the second-half, however Clean Earth is not expected to fully offset the underlying inflationary challenges until early 2023.

Harsco expects to be in compliance with its financial covenants at the end of Q2 and for the foreseeable future. Also, the Company’s process to sell Rail is ongoing, and it will provide an update on this transaction when appropriate.

Additional second quarter and Outlook details will be provided when the Company reports quarterly results in early August.

Earnings Schedule and Conference Call Details

Harsco will issue its second quarter 2022 earnings results on Tuesday, August 2, 2022, prior to NYSE market open. The Company will also host its quarterly conference call that morning beginning at 9:00 a.m. ET.

Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.harsco.com. The live call also can be accessed by dialing (833) 634-5019, or (412) 902-4237 for international callers. Please ask to join the Harsco Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements based on management’s current expectations, estimates and projections. The nature of the Company’s business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein.

Forward-looking statements contained herein could include, among other things, statements about management’s confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan” or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company’s pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company’s inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company’s cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company’s business; (11) the Company’s ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company’s ability to negotiate, complete, and integrate strategic transactions; (13) failure to complete a divestiture of the Rail division, as announced on November 2, 2021 on satisfactory terms, or at all; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company’s customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the risk that the Company may be unable to implement fully and successfully the expected incremental actions at CE due to market conditions or otherwise and may fail to deliver the expected resulting benefits; and (21) other risk factors listed from time to time in the Company’s SEC reports.

A further discussion of these, along with other potential risk factors, can be found in Part II, Item 1A “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, and Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company’s ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Non-GAAP Estimates

This press release includes estimates of Adjusted EBITDA, a non-GAAP financial measure, and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. Adjusted EBITDA estimates should be considered as supplements to, and not substitutes for, estimates and performance measurements calculated or derived in accordance with GAAP. The Company’s Adjusted EBITDA estimates are not necessarily comparable to other similarly-titled estimates or measurements employed by other companies. The information required to reconcile the Company’s second quarter and full year Adjusted EBITDA estimates to estimates for the most comparable GAAP financial measures calculated is not reasonably ascertainable due to the difficulty in making estimates of the necessary components of the comparable GAAP financial measures.

About Harsco Corporation

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams. Based in Camp Hill, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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